UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

SIBERIAN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53766	52-2207080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave, 6th Floor, New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 828-3011
Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 28, 2011, Siberian Energy Group Inc. (the “Company,” “we,” and “us”) held an Annual Meeting of Stockholders (the “Meeting”, described in greater detail under Item 5.07, below). The Meeting was announced and disclosed pursuant to the Schedule 14C Information Filing, filed with the Securities and Exchange Commission on January 14, 2011, notice of which was mailed to shareholders of the Company on or around January 17, 2011.   Present at the Meeting was David Zaikin, the Company’s Chief Executive Officer and Director.  Certain of the Company’s officers, Directors and affiliates, including Elena Pochapski, our Chief Financial Officer and Director; Timothy Peara, our Director; Helen Teplitskaia, our President and Director; and Business Standard, a significant shareholder of the Company (the “Majority Shareholders”), provided Mr. Zaikin voting proxies to vote the shares of common stock which they held as of January 7, 2011, the record date of the Meeting (the “Record Date”).  As of the Record Date, Mr. Zaikin, both personally and as a result of the voting proxies obtained from the Majority Shareholders had the right to vote an aggregate of 24,241,674 shares of our common stock or 57.5% of our outstanding common stock as of the Record Date.

At the Meeting, Mr. Zaikin, voting all of the shares described above, approved the Proposals (as defined below under Item 5.07), which included the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada (the “Amendment”) to affect a 1:70 reverse stock split of our outstanding common stock (the “Stock Split”) and to re-authorize 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share; provided that no shareholder following the reverse split will hold less than 100 shares of common stock and any fractional shares left after the reverse split will be rounded up to the nearest whole share on a per shareholder basis (the “Rounding”).

The Amendment was filed with and became effective with the Secretary of State of Nevada on March 4, 2011; provided however that the Stock Split did not become effective with the Financial Industry Regulatory Authority (“FINRA”) until March 15, 2011.  As a result of the filing of the Amendment and the Stock Split, the Company has approximately 601,900 post-Stock Split shares of common stock issued and outstanding (not taking into account any additional shares which will be issued due to the Rounding), and 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share, authorized, as of the date of this filing.

Additionally, as a result of the above, the Company’s symbol on the OTC Pinks (the Company was automatically delisted from the Over-The-Counter Bulletin Board (the “OTCBB”) on February 22, 2011, due to the failure of a market maker to quote the Company’s common stock on the OTCBB for the time period required under FINRA rules and regulations) changed to “SIBND”, effective March 15, 2011, which symbol will change back to “SIBN” after twenty business days.  The Company has engaged a market maker and hopes to have its common stock re-quoted on the OTCBB within the next few weeks.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Meeting Mr. Zaikin voted 24,241,674 shares of our common stock or 57.5% of our outstanding common stock (which included shares held by the Majority Shareholders, who provided voting proxies to Mr. Zaikin to vote such shares held by the Majority Shareholders at the Meeting) in favor of and to approve the following items (the “Proposals”), which were approved, confirmed and ratified at the Meeting (no votes were cast against or withheld in connection with the Proposals to come before the Meeting, and no broker non-votes were cast at the Meeting):

1.	To re-elect David Zaikin, Elena Pochapski, Helen Teplitskaia and Timothy Peara as Directors of the Company;

2.	To authorize and approve the Amendment and Stock Split;

3.	To approve and ratify the Company’s 2010 Stock Incentive Plan; and

4.	To ratify the appointment of Lumsden & McCormick, LLP, as the Company’s independent auditors for the fiscal years ending December 31, 2011 and 2010.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1*	Certificate of Amendment to Articles of Incorporation Affecting a 1:70 Reverse Stock Split

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBERIAN ENERGY GROUP INC.

By: /s/ David Zaikin
Name: David Zaikin
Title: Chief Executive Officer

Date:  March 15, 2011